Morgan Grenfell SMALLCap Fund
Procedures Pursuant to Rule 10f-3
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					SECURITIES PURCHASED		COMPARABLE SECURITY #1			COMPARABLE SECURITY #2
(1) Names of Underwriters	Goldman Sachs, BancBoston 	Hambrecht & Quist, PaineWebber,	Goldman, DLJ, Hambrecht
					Robertson Stephens, Donaldson ABN AMRO, Charles Schwab, 		& Quist, DLJdirect,
					Lufkin & Jenrette, AG 		Banc of America Securities, 		E*TRADE, Deutsche Bank
					Edwards, Deutsche Bank 		Bear Stearns, Deutsche Banc 		Securities Inc.,
					Securities, Prudential, SG 	Alex Brown, Donaldson Lufkin 		BancBoston Robertson
					Cowen Securities, Advest, 	& Jenrette, ING Barings, 		Stephens Inc., A.G.
					Chatsworth Securities, Dain 	Prudential, William Blair, 		Edwards, Merrill,
					Rauscher, Legg Mason Wood 	First Analysis Securities, 		Wasserstein Perella
					Walker, McDonald Investments, Fox-Pitt Kelton, John G. 		Securities, Advest,
					Tucker Anthony			Kinnard, Legg Mason Wood 		Robert W. Baird, Dain
										Walker, Needham, Stephens, 		Rauscher Wessels,
										US Bancorp Piper Jaffray		Legg Mason Wood Walker,
																U.S. Bancorp Piper
																Jaffray Inc., Charles
																Schwab

(2) Names of Issuer 		Insweb, Inc.			Quotesmith.com, Inc.			E-Loan, Inc.

(3) Title of Security		Insweb, Inc.			Quotesmith.com, Inc.			E-Loan, Inc.
					Common Stock			Common Stock				Common Stock

(4) Date of First Offering	July 22, 1999			August 3, 1999				June 29. 1999

(5) Amount of Total Offering	5,000,000 shares			5,000,000 shares				3,500,000

(6) Total Value of Offering	$85,000,000				$52,000,003					$45,504,900

(7) Unit Price			$17.00				$11.00					$14.00

(8) Underwriting Discount	$1.19 (7%)				$0.77 (7%)					$0.98 (7%)

(9) Dollar Amount Purchased	$10,200				NA						NA

(10) Number of Shares
	Purchased			600					NA						NA

(11) Years of Continuous
	Operation			The company has been in
					continuous operation for
					at least three years		NA						NA

(12) % of Offering Purchased
	by Fund			0.012					NA						NA

(13) % of Offering Purchased
	by Associated Investment
	Companies			NA					NA						NA

(14) % of Offering Purchased
	by Fund and Associated
	Funds (Limited to 25%
	of the Offering)		0.012					NA						NA

(15) Name(s) of Underwriter(s)
	or Dealer(s) from
	whom Purchased		Goldman Sachs, BancBoston
					Robertson Stephens, Donaldson
					Lufkin & Jenrette			NA						NA
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